UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 3, 2007

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.     Termination of a Material Definitive Agreement.

Upon shareholder approval of the Tennant Company 2007 Stock Incentive Plan (the “2007 Plan”) as described below under Item 5.02, the Company terminated the 1999 Stock Incentive Plan (the “1999 Plan”), the Non-Employee Director Stock Option Plan, and the Restricted Stock Plan for Non-Employee Directors, except that the 1999 Plan will remain available for grants of reload options upon exercise of previously granted options with one-time reload features.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2007, the Company’s shareholders approved the 2007 Plan.

The 2007 Plan is similar to the Company’s prior 1999 Plan, although it contains certain new or revised terms including:

•

Full value share awards, such as restricted stock and performance units, will count as 2.2 shares against the 1.5 million shares of the Company’s Common Stock reserved for issuance under the 2007 Plan.

•	Repricing of options and stock appreciation rights is prohibited without shareholder approval.
•	Restricted stock awards and stock options issued to employees must have a minimum vesting period of three years, except in limited exceptions.
•	Awards will generally terminate immediately if a participant’s employment is terminated for cause.
•

The definition of a “change of control” has been modified to conform to the definition in the Company’s executive employment and management agreements. Among other changes, this revised definition provides that a change of control does not occur immediately upon shareholder approval of certain business combination transactions, but rather only occurs if the transaction is consummated.

•

Shares tendered to the Company or retained by the Company in settlement of an award may not become available for issuance under the 2007 Plan because the Company has prohibited liberal share counting provisions.

Consistent with the Company’s prior equity compensation plans, the 2007 Plan continues to provide the following terms:

•	All awards must be issued at fair market value; as a result, the 2007 Plan prohibits discounted awards.
•	The Company’s Compensation Committee, consisting of independent directors, administers the 2007 Plan.

The 2007 Plan is more fully described in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 15, 2007.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

10.1	Tennant Company 2007 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s proxy statement for the 2007 Annual Meeting of Shareholders filed on March 15, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY
Date: May 3, 2007	/s/ Heidi M. Hoard
Heidi M. Hoard Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	Tennant Company 2007 Stock Incentive Plan.	Incorporated by reference